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                                                                Exhibit 3.3


                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                             ASCENT PEDIATRICS, INC.

                           Pursuant to Section 242 of
                         the General Corporation Law of
                              the State of Delaware


     ASCENT PEDIATRICS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of

Delaware (the "DGCL"), does hereby certify as follows:

     That a resolution of the Board of Directors of the Corporation was duly adopted by written consent pursuant to Sections 141(f) and 242 of the DGCL, setting forth a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent pursuant to Sections 228 and 242 of the DGCL, and written notice has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

     RESOLVED: That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty-Six Million One Hundred Twenty Thousand One Hundred Three (26,120,103) shares, consisting of:

     (i) Twenty Million (20,000,000) shares of Common Stock, $.00004 par value per share ("Common Stock"); and

     (ii) Six Million One Hundred Twenty Thousand One Hundred Three (6,120,103) shares of Preferred Stock, $.00004 par value per share ("Preferred Stock"), of which

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          (A) Eight Hundred Thousand (800,000) shares shall be designated
"Series A Convertible Preferred Stock" (the "Series A Preferred Stock"),

          (B) Three Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine (399,999) shares shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"),

          (C) One Million Three Hundred Ninety-Nine Thousand Five Hundred Eighty-Nine (1,399,589) shares shall be designated "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"),

          (D) One Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (1,166,667) shares shall be designated Series E Convertible Preferred Stock (the "Series E Preferred Stock"), and

          (E) Two Million Three Hundred Fifty-Three Thousand Eight Hundred Forty-Eight (2,353,848) shares shall be designated "Series F Convertible Preferred Stock" (the "Series F Preferred Stock"),

and the balance of which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.
     ------------

     1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

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     3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware and the terms of this Certificate of Incorporation. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and the terms of this Certificate of Incorporation. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly

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waived by all present and future holders of the capital stock of the
Corporation.

C.   SERIES A, B, D, E AND F CONVERTIBLE PREFERRED STOCK
     ---------------------------------------------------

     The Series A Preferred Stock and the Series B Preferred Stock are sometimes referred to collectively herein as the "Series A and B Preferred Stock." The Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are sometimes referred to collectively herein as the "Series Preferred Stock." There is no Series C Preferred Stock designated as of the effective date of this Certificate of Incorporation. The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the shares of Series Preferred Stock shall be as set forth in this Part C of this Article FOURTH.

     1.   Dividends.
          ---------

          (a) SERIES A, B, D, E AND F PREFERRED STOCK. In each fiscal year of the Corporation, the holders of shares of Series Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, when and as declared by the Board of Directors of the Corporation out of the funds legally available for that purpose, dividends payable in cash in an amount per share for such fiscal year at least equal to the product of (i) the per share amount, if any, of the cash dividend declared, paid or set aside for the Common Stock during such fiscal year, multiplied by (ii) the number of whole shares of Common Stock into which each such share of Series Preferred Stock is then convertible. Any cash dividends payable to holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be payable on a parity with each other (and no such dividends shall be paid unless paid on all series of Series Preferred Stock) and in preference and priority to any payment of any cash dividend on the Common Stock. In the event any such Series Preferred Stock shall not receive the full amount of any such dividends to which they would otherwise be entitled, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred shall receive such dividends in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon payment of such dividends if all amounts payable on or with respect to such shares were paid in full.

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     2.   Liquidation, Dissolution or Winding Up.
          ---------------------------------------

          (a)  Series A and B Preferred Stock.
               -------------------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A and B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A and B Preferred Stock (such Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and other stock being collectively referred to as "Senior to A and B Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A and B Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior to A and B Stock") by reason of their ownership thereof, an amount equal to $.375 for each share of Series A Preferred Stock then held by them and an amount equal to $6.50 for each share of Series B Preferred Stock then held by them (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A and B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A and Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; and, subject to any preference or priority of Senior to A and B Preferred Stock, no amounts shall be paid or set apart for payment on the Series A and B Preferred Stock of any series unless at the same time amounts in like proportion to the respective preferential amounts to which the Series A and B Preferred Stock of the other series are entitled shall be paid or set apart for the payment of the other series.

               (ii) After the payment of all preferential amounts required to be paid to the holders of Senior to A and B Preferred Stock, Series A and B Preferred Stock and any other class or

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series of stock of the Corporation ranking on liquidation on a parity with the
Series A and B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior to A and B Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (iii) The merger or consolidation of the Corporation into or with another corporation (except for (A) a merger or consolidation of any subsidiary of the Corporation with or into the Corporation so long as the Corporation shall be the surviving or continuing corporation and (B) a merger or consolidation to effect a reincorporation of the Corporation in a different jurisdiction), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Subsection 2(a) unless the holders of at least a majority of the then outstanding shares of Series A and B Preferred Stock and of any class or series of stock ranking on liquidation on a parity with the Series A and B Preferred Stock, acting together as a single class, elect not to have such merger, consolidation or sale be deemed such a liquidation, dissolution or winding up and give written notice to such effect to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of Subsection 4(i) below shall apply. The amount deemed distributed to the holders of Series A and B Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

          (b)  Series D Preferred Stock.
               ------------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to payment in full of all amounts required to be distributed to the holders of Series E Preferred Stock, Series F Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A, B and D Preferred Stock (such Series E Preferred Stock, Series F Preferred and other stock being collectively referred to as "Senior to D Preferred Stock") but before any payment shall be made to the holders of Series A and B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred Stock (such Series A and Series B Preferred

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Stock, Common Stock and other stock being collectively referred to as "Junior to
D Stock") by reason of their ownership thereof, an amount equal to the greater of (A) $6.00 for each share of Series D Preferred Stock then held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or
(B) that amount which they would have received had they converted each share of Series D Preferred Stock held by them on the date of such liquidation, dissolution, or winding up into Common Stock on such date. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series D Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (ii) After the payment of all preferential amounts required to be paid to the holders of Senior to D Preferred Stock, Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series D Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior to D Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (iii) The merger or consolidation of the Corporation into or with another corporation (except for (A) a merger or consolidation of any subsidiary of the Corporation with or into the Corporation so long as the Corporation shall be the surviving or continuing corporation and (B) a merger or consolidation to effect a reincorporation of the Corporation in a different jurisdiction), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Subsection 2(b) unless the holders of at least a majority of the then outstanding shares of Series D Preferred Stock and of any class or series of stock ranking on liquidation on a parity with the Series D Preferred Stock, acting together as a single class, elect not to have such merger, consolidation or sale to be deemed such a liquidation, dissolution or winding up and give written notice to such effect to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of Subsection 4(i) below shall apply. The amount

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deemed distributed to the holders of Series D Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determining good faith by the Board of Directors of the Corporation.

          (c)  Series E Preferred Stock.
               ------------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series F Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series E Preferred Stock (collectively referred to as "Senior to E Preferred Stock"), but before any payment shall be made to the holders of Series D Preferred Stock, Series A and B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series E Preferred Stock (such Series D Preferred Stock, Series A and B Preferred Stock, Common Stock and other stock being collectively referred to as "Junior to E Stock") by reason of their ownership thereof, an amount equal to the greater of (A) $6.00 for each share of Series E Preferred Stock then held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or (B) that amount which they would have received if they had converted each share of Series E Preferred Stock held by them on the date of such liquidation, dissolution, or winding up into Common Stock on such date. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series E Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series E Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (ii) After the payment of all preferential amounts required to be paid to the holders of Senior to E Preferred Stock, Series E Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the

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Series E Preferred Stock upon the dissolution, liquidation or winding up of the
Corporation, the holders of shares of Junior to E Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (iii) The merger or consolidation of the Corporation into or with another corporation (except for (A) a merger or consolidation of any subsidiary of the Corporation with or into the Corporation so long as the Corporation shall be the surviving or continuing corporation and (B) a merger or consolidation to effect a reincorporation of the Corporation in a different jurisdiction), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Subsection 2(c) unless the holders of at least a majority of the then outstanding shares of Series E Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series E Preferred Stock, acting together as a single class, elect not to have such merger, consolidation or sale be deemed such a liquidation, dissolution or winding up and give written notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of Subsection 4(i) below shall apply. The amount deemed distributed to the holders of Series E Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

          (d)  Series F Preferred Stock.
               ------------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series F Preferred Stock (collectively referred to as "Senior to F Preferred Stock"), but before any payment shall be made to the holders of Series E Preferred Stock, Series D Preferred Stock, Series A and B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series F Preferred Stock (such Series E Preferred Stock, Series D Preferred Stock, Series A and B Preferred Stock, Common Stock and any other stock being collectively referred to as "Junior to F Stock") by reason of their ownership thereof, an amount equal to the greater

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of (A) $6.50 for each share of Series F Preferred Stock then held by them
(subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or
(B) that amount which they would have received if they had converted each share of Series F Preferred Stock held by them on the date of such liquidation, dissolution or winding up into Common Stock on such date. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock, the full amount to which they shall be entitled, the holders of shares of Series F Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series F Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (ii) After the payment of all preferential amounts required to be paid to the holders of Senior to F Preferred Stock, Series F Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series F Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior to F Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (iii) The merger or consolidation of the Corporation into or with another corporation (except for (A) a merger or consolidation of any subsidiary of the Corporation with or into the Corporation so long as the Corporation shall be the surviving or continuing corporation and (B) a merger or consolidation to effect a reincorporation of the Corporation in a different jurisdiction, or the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Subsection 2(d) unless the holders of at least a majority of the then outstanding shares of Series F Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series F Preferred Stock, acting together as a single class, elect not to have such merger, consolidation or sale be deemed such a liquidation, dissolution or winding up and give written notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of Subsection 4(i) below shall apply. The amount deemed distributed to the holders of Series F Preferred Stock upon any such merger or consolidation shall be the cash or the value of

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the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

     3.   Voting.
          ------

          (a) Each holder of outstanding shares of Series Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 2(a)(iii), 2(b)(iii), 2(c)(iii), 2(d)(iii), 3(b), 3(c), 3(d), 3(e) or 3(f) below or by the provisions establishing any other series of Preferred Stock, holders of Series Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) In addition to any other rights provided by law or by this Section 3, so long as there shall be issued and outstanding a number of shares of Series Preferred Stock equal to at least 50% of the total number of shares of Series Preferred Stock ever issued (excluding shares of Series C Preferred Stock) by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series Preferred Stock consenting or voting (as the case may be) together as a single class:

               (i) Merge or consolidate into or with any other corporation or sell all or substantially all of the Corporation's assets; or

               (ii) Voluntarily or involuntarily liquidate, dissolve or wind up the Corporation or its business.

          (c) In addition to any other rights provided by law or by this
Section 3, so long as there shall be issued and outstanding a number of shares of Series A and B Preferred Stock equal to at least 50% of the total number of shares of Series A and B Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting

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such shares), the Corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series A and B Preferred Stock consenting or voting (as the case may be) separately as a single class:

               (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock or Series B Preferred Stock or increase or decrease the number of authorized shares of the Series A Preferred Stock or Series B Preferred Stock;

               (ii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series A Preferred Stock or Series B Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series A Preferred Stock or Series B Preferred Stock;

               (iii) Reclassify any Common Stock into shares having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series A Preferred Stock or Series B Preferred Stock; or

               (iv) Pay or declare any dividend or distribution on any shares of its capital stock, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (other than (A) pursuant to the repurchase rights of certain holders of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock set forth in the Series F Convertible Preferred Stock and Warrant Purchase Agreement, dated as of June 28, 1996 (the "Series F Purchase Agreement"), by and between the Corporation, the purchasers listed on EXHIBIT A thereto (the "Purchasers") and certain other parties named therein (the "Series F Purchase Agreement Repurchase Rights"), (B) shares of Common Stock purchased pursuant to restricted stock agreements entered into prior to the date of this Certificate of Incorporation or purchased from persons who are, or were, employees of, or consultants or advisors to, the Corporation

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

under employee plans, restricted stock awards or agreements approved by a majority of the Board of Directors who are not employees of the Corporation, (C) pursuant to the terms of the warrants to purchase up to an aggregate of 278,639 shares of Common Stock issued to the purchasers of Series D Preferred Stock and to former holders of shares of Series C Preferred Stock who converted their shares for shares of Series D Preferred Stock (the "Series D Common Warrants"),
(D) pursuant to the terms of the warrants to purchase up to an aggregate of 194,445 shares of Common Stock issued to the purchasers of Series E Preferred Stock (the "Series E Common Warrants"), and (E) pursuant to the terms of the Warrants to purchase up to an aggregate of 738,462 shares of Common Stock issued to the Purchasers (the "Series F Common Warrants").

          (d) In addition to any other rights provided by law or by this Section 3, so long as there shall be issued and outstanding a number of shares of Series D Preferred Stock equal to at least 50% of the total number of shares of Series D Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series D Preferred Stock consenting or voting (as the case may be) separately as a class:

               (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock or increase or decrease the number of authorized shares of the Series D Preferred Stock;

               (ii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series D Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series D Preferred Stock;

               (iii) Reclassify any Common Stock into shares having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series D Preferred Stock;

               (iv) Merge or consolidate into or with any other corporation, or sell all or substantially all of the Corporation's assets, if such merger, consolidation or sale will result in gross proceeds to be received for each share of Series D Preferred Stock equal to less than twice the original purchase price (which shall be deemed to be $6.00) for each share of Series D Preferred Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares of Series D Preferred Stock); or

               (v) Pay or declare any dividend or distribution on any shares of its capital stock, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (other than (A) pursuant to the Series F Purchase Agreement Repurchase Rights, (B) shares of Common Stock purchased pursuant to restricted stock agreements entered into prior to the date of this Certificate of Incorporation or purchased from persons who are, or were, employees of, or consultants or advisors to, the Corporation under employee plans, restricted stock awards or agreements approved by a majority of the Board of Directors who are not employees of the Corporation, and (C) pursuant to the terms of the Series D Common Warrants, the Series E Common Warrants and the Series F Common Warrants).

          (e) In addition to any other rights provided by law or by this Section 3, so long as there shall be issued and outstanding a number of shares of Series E Preferred Stock equal to at least 50% of the total number of shares of Series E Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series E Preferred Stock consenting or voting (as the case may be) separately as a class:

               (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock or increase or decrease the number of authorized shares of the Series E Preferred Stock;

               (ii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series E Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series E Preferred Stock;

               (iii) Reclassify any Common Stock into shares having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series E Preferred Stock;

               (iv) Merge or consolidate into or with any other corporation, or sell all or substantially all of the Corporation's assets, if such merger, consolidation or sale will result in gross proceeds to be received for each share of Series E Preferred Stock equal to less than twice the original purchase price (which shall be deemed to be $6.00) for each share of Series E Preferred Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares of Series E Preferred Stock); or

               (v) Pay or declare any dividend or distribution on any shares of its capital stock, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (other than (A) pursuant to the Series F Purchase Agreement Repurchase Rights, (B) shares of Common Stock purchased pursuant to restricted stock agreements entered into prior to the date of this Certificate of Incorporation or purchased from persons who are, or were, employees of, or consultants or advisors to, the Corporation under employee plans, restricted stock awards or agreements approved by a majority of the Board of Directors who are not employees of the Corporation and (C) pursuant to the terms of the Series D Common Warrants, the Series E Common Warrants and the Series F Common Warrants).

          (f) In addition to any other rights provided by law or by this Section 3, so long as there shall be issued and outstanding a number of shares of the Series F Preferred Stock equal to at least 50% of the total number of shares of Series F Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series F Preferred Stock, consenting or voting (as the case may be), separately as a class:

               (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock or increase or decrease the number of authorized shares of the Series F Preferred Stock;

               (ii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series F Preferred Stock or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series F Preferred Stock;

               (iii) Reclassify any Common Stock into shares having any preference or priority as to amounts distributable upon dissolution, liquidation or winding up of the Corporation superior to or on a parity with any such preference or priority of the Series F Preferred Stock;

               (iv) Merge or consolidate into or with any other corporation, or sell all or substantially all of the Corporation's assets, if such merger, consolidation or sale will result in gross proceeds to be received for each share of Series F Preferred Stock equal to less than twice the original purchase price (which shall be deemed to be $6.50) for each share of Series F Preferred Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares of Series F Preferred Stock); or

               (v) Pay or declare any dividend or distribution on any shares of its capital stock, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (other than (A) pursuant to the Series F Purchase Agreement Repurchase Rights, (B) shares of Common Stock purchased pursuant to restricted stock agreements entered into prior to the date of this Certificate of Incorporation or purchased from persons who are, or were employees of, or consultants or advisors to, the Corporation under employee plans, restricted stock awards or agreements approved by a majority of the Board of Directors who are not employees of the Corporation and (C) pursuant to the terms of the Series D Common Warrants, the Series E Common Warrants and the Series F Common Warrants).

     4. OPTIONAL CONVERSION. The holders of the Series Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined (A) in the case of the Series A Preferred Stock, by dividing $.375 by the Series A Conversion Price (as defined below) in effect at the time of conversion, (B) in the case of the Series B Preferred Stock, by dividing $6.50 by the Series B Conversion Price (as defined below) in effect at the time of conversion, (C) in the case of the Series D Preferred Stock, by dividing $6.00 by the Series D Conversion Price (as defined below) in effect at the time of conversion, (D) in the case of the Series E Preferred Stock, by dividing $6.00 by the Series E Conversion Price (as defined below) in effect at the time of conversion, and (E) in the case of Series F Preferred Stock, by dividing $6.50 by the Series F Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be $.375 per share. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the "Series B Conversion Price") shall initially be $6.50 per share. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series D Preferred Stock without the payment of additional consideration by the holder thereof (the "Series D Conversion Price") shall initially be $6.00. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series E Preferred Stock without payment of additional consideration by the holder thereof (the "Series E Conversion Price") shall initially be $6.00. The Conversion Price at which shares of Series F Preferred Stock shall be deliverable upon conversion of Series F Preferred Stock without payment of additional consideration by the holder thereof (the "Series F Conversion Price") shall initially be $6.50. The Series A Conversion Price, the Series B Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price are sometimes referred to collectively hereinafter as the "Conversion Prices" and individually as a "Conversion Price." Such initial Conversion Prices, and the respective rates at which shares of Series Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series Preferred Stock.

          (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price.

          (c) Mechanics of Conversion.
              -----------------------

               (i) In order for a holder of Series Preferred Stock to convert shares of Series Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series Preferred Stock, at the office of the transfer agent for the Series Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

               (ii) The Corporation shall at all times when the Series Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of such series, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

               (iv) All shares of Series Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series Preferred Stock accordingly.

          (d) Adjustments to Conversion Price for Diluting Issues:
              ---------------------------------------------------

               (i) SPECIAL DEFINITIONS. For purposes of this Subsection 4(d), the following definitions shall apply:

                    (A) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding, with respect to any series of Series Preferred Stock, options granted to directors, employees or consultants of the Corporation on or after February 24, 1993 pursuant to an option plan adopted by the Board of Directors, to acquire up to a number of shares of Common Stock which, when combined with the number of shares of Common Stock issued pursuant to clause
(VI) of Subsection 4(d)(i)(D), does not exceed 850,000 (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

                    (B) "ORIGINAL ISSUE DATE" with respect to a series of Series Preferred Stock shall mean the date on which a share of such series of Series Preferred Stock was first issued.

                    (C) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                    (D) "ADDITIONAL SHARES OF COMMON STOCK" with respect to a series of Series Preferred Stock shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date with respect to such series of Series Preferred Stock, other than shares of Common Stock issued or issuable:


                          (I) upon conversion of shares of Series Preferred
                              Stock;

                         (II) as a dividend or distribution pro rata
                              (calculated on an as-converted basis) on all shares of Series Preferred Stock;

                        (III) with respect to a series of Series
                              Preferred Stock, as a dividend or
                              distribution on such series of Series
                              Preferred Stock;

                         (IV) as a result of any stock split,
                              combination, dividend, distribution,
                              reclassification, exchange, or
                              substitution for which an adjustment is
                              provided in Subsections (e), (f), (g) or
                              (h) below;

                         (V) upon the exercise of options excluded from the definition of "Option" in Subsection 4(d)(i)(A);

                         (VI) in other issuances on or after February
                              24, 1993 to directors, employees or
                              consultants, with the approval of the
                              Board of Directors, up to a number of
                              shares which, when combined with the
                              number of shares of Common Stock issued
                              or issuable
                              upon the exercise of options excluded
                              from the definition of "Option" pursuant to Subsection 4(d)(i)(A), does not exceed 850,000 shares (subject to appropriate adjustment for any stock dividend, stock split, combination or recapitalization affecting such shares);

                        (VII) upon exercise of warrants to purchase up
                              to 40,067 shares (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) of Series D Preferred Stock granted by the corporation to Ash Properties Limited or its affiliates, Medical Science Partners, L.P., Mhd. Nabil Al-Midani and SEIF Foundation-Liechtenstein
                              (collectively, the "Series D Preferred
                              Warrants") in exchange for certain
                              outstanding warrants to purchase shares
                              of Series C Preferred Stock; or

                       (VIII) upon grant or exercise of the Series D
                              Common Warrants, Series E Common Warrants and/or Series F Common Warrants (subject in each case to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

               (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which a series of the Series Preferred Stock is convertible shall be made pursuant to this Subsection 4(d), by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock with respect to such series issued or deemed to be issued by the Corporation is less than the applicable Conversion Price for such series in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of such series agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock with respect to such series.

               (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation, at any time or from time to time after the Original Issue Date with respect to a series of Series Preferred Stock, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued as to a series of Series Preferred Stock unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price for such series in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which such Additional Shares of Common Stock are deemed to be issued:

                    (A) No further adjustment in the Conversion Price for such series of Series Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price for such series of Series Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (C) No readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price for such series of Series Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price for such series of Series Preferred Stock on the original adjustment date, or
(ii) the Conversion Price for such series of Series Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock with respect to such series between the original adjustment date and such readjustment date;

                    (D) Upon the expiration or termination of any unexercised Option, the Conversion Price for such series of Series Preferred Stock shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of such Conversion Price; and

                    (E) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect with respect to such series of Series Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

               (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                    (A) Except as to an issuance of Additional Shares of Common Stock that is subject to the provisions of Subsection 4(d)(iv)(B) below, in the event the Corporation shall, at any time after the Original Issue Date with respect to a series of Series Preferred Stock, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e)), without consideration or for a consideration per share less than the applicable Conversion Price for such series of Series Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (X) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (Y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, for the purpose of this Subsection 4(d)(iv)(A), (i) all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                    (B) In the event the Corporation shall, at any time within 12 months following the Original Issue Date with respect to the Series E Preferred Stock, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or as a stock split or combination as provided in Subsection 4(e)), without consideration or for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series E Conversion Price shall be reduced, concurrently with such issuance, to the consideration per share received by the Corporation for the issuance of the Additional Shares of Common Stock (determined pursuant to Section 4(d)(v)).

                    (C) Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                    (D) Notwithstanding the other provisions of this Subsection 4(d)(iv), in the event the Corporation makes a Series D Dilutive Issuance (as defined below), the adjustment to the Conversion Price of shares of Series D Preferred Stock provided for in this Subsection 4(d)(iv) as a result of such Series D Dilutive Issuance shall not be made with respect to shares of Series D Preferred Stock held by a person or entity who was given the opportunity to purchase its Pro Rata Portion (as defined below) of such Series D Dilutive Issuance (whether pursuant to a right of first refusal or otherwise), and who failed to purchase its Pro Rata Portion of such Series D Dilutive Issuance. Each such holder shall be deemed to have waived (i) the reduction in the Conversion Price of such holder's shares of Series D Preferred Stock that would have otherwise resulted pursuant to Subsection 4(d)(iv)(A) from such Series D Dilutive Issuance, (ii) any reduction in the Conversion Price of such holder's shares of Series D Preferred Stock that would have otherwise resulted pursuant to Subsection 4(d)(iv)(A) from any future Series D Dilutive Issuances, and (iii) the right to receive, upon conversion of its Series D Preferred Stock pursuant to this Section 4, any additional shares of Common Stock that would have been issuable as a result of such reductions in the applicable Conversion Price; and such waiver shall be binding upon any transferee of the shares of Series D Preferred Stock held by such holder.

                    (E) A "Series D Dilutive Issuance" shall mean any issuance of Additional Shares of Common Stock that results (or would result, except for this Subsection 4(d)(iv)(E) in a reduction in the Conversion Price of the Series D Preferred Stock pursuant to Subsection 4(d)(iv)(A), but shall not include any purchases by "Subsequent Purchasers" (as defined in the Series D Convertible Preferred Stock and Warrant Purchase Agreement and Plan of Recapitalization, dated March 4, 1993, as amended September 9, 1993 (the "Series D Purchase Agreement"), pursuant to the terms of the Series D Purchase Agreement. A holder's "Pro Rata Portion" of a Series D Dilutive Issuance shall mean the number of Additional Shares of Common Stock issued in such Series D Dilutive Issuance, multiplied by a fraction, the numerator of which is the number of shares of Common Stock then held by such holder as a result of the conversion of shares of Series D Preferred Stock or issuable upon conversion of shares of Series D Preferred Stock then held by such holder, and the denominator of which is the aggregate number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exercise of then outstanding shares of Series Preferred Stock or other convertible securities, options, rights or warrants. For purposes of this paragraph, the portion of a Series D Dilutive Issuance purchased by a holder of Series D Preferred Stock shall be deemed to include any portion of such Series D Dilutive Issuance purchased by an "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) of such holder.

                    (F) All certificates representing shares of Series D Preferred Stock shall have affixed thereto a legend substantially in the following form:

     The shares represented by this certificate are convertible into shares of common stock at a rate which may vary among different stockholders of the Corporation. Information concerning the conversion rate applicable to the shares represented by this certificate may be obtained from the Secretary of the Corporation.

               (v) DETERMINATION OF CONSIDERATION. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock with respect to a series of Series Preferred Stock shall be computed as follows:

                    (A) CASH AND PROPERTY: Such consideration shall:

                         (I) insofar as it consists of cash, be computed at the
aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (II) insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                    (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued with respect to a series of Series Preferred Stock pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                         (x) the total amount, if any, received or receivable by
the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (y) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of the Series Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price for such series then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of the Series Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price for such series then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date for a series of Series Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Series Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such series of Series Preferred Stock then in effect by a fraction:

                        (A) the numerator of which shall be the total number of
                   shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                        (B) the denominator of which shall be the total number
                   of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution:

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully paid on the date fixed therefor, the Conversion Price for such series of Series Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series of Series Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Series Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Series Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series Preferred Stock.

          (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (i) Adjustment for Merger or Reorganization, etc.
              --------------------------------------------

               (i) In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 2(a)(iii)), each share of Series A and B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A and B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A and B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A and B Preferred Stock.

               (ii) In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 2(b)(iii)), each share of Series D Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

               (iii) In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 2(c)(iii)), each share of Series E Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series E Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series E Preferred Stock.

               (iv) In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 2(d)(iii)), each share of Series F Preferred Stock shall thereafter be convertible into the kind and amount or shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series F Preferred Stock would have been entitled upon such consolidation, merger or sale; and in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series F Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series F Preferred Stock.

          (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series Preferred Stock against impairment.

          (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price for a series of Series Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred Stock of such series a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the series of Series Preferred Stock held by such holder then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Series Preferred Stock.

          (l) Notice of Record Date. In the event:
              ---------------------

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the
                    Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series Preferred Stock, and shall cause to be mailed to the holders of the Series Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                    (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5.   Conversion Upon Certain Events.
          ------------------------------

          (a) The Corporation may, at its option, require all (but not less than all) the shares of Series A Preferred Stock then outstanding to be converted automatically into shares of Common Stock, at the then current conversion rate, if there shall be outstanding a number of shares of Series A Preferred Stock equal to less than 50% of the total number of shares of Series A Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

          (b) The Corporation may, at its option, require all (but not less than all) the shares of Series B Preferred Stock then outstanding to be converted automatically into shares of Common Stock, at the then current conversion rate, if there shall be outstanding a number of shares of Series B Preferred Stock equal to less than 50% of the total number of shares of Series B Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

          (c) The Corporation may, at its option, require all (but not less than all) the shares of Series D Preferred Stock then outstanding to be converted automatically into shares of Common Stock, at the then current conversion rate, if there shall be outstanding a number of shares of Series D Preferred Stock equal to less than 50% of the total number of shares of Series D Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

          (d) The Corporation may, at its option, require all (but not less than all) the shares of Series E Preferred Stock then outstanding to be converted automatically into shares of Common Stock, at the then current conversion rate, if there shall be outstanding a number of shares of Series E Preferred Stock equal to less than 50% of the total number of shares of Series E Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

          (e) The Corporation may, at its option, require all (but not less than all) the shares of Series F Preferred Stock then outstanding to be converted automatically into shares of Common Stock, at the then current conversion rate, if there shall be outstanding a number of shares of Series F Preferred Stock equal to less than 50 percent of the total number of shares of Series F Preferred Stock ever issued by the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

          (f) All outstanding shares of each series of Series Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable Conversion Price for such series simultaneously with the consummation (the "Mandatory Conversion Date") of an underwritten public offering of Common Stock of the Corporation pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public in which (A) gross proceeds to the Corporation from such sale (before deduction of underwriting discounts and expenses of sale) are not less than $10,000,000 and (B) the per share sale price to the public is at least equal to 100% the Series E Conversion Price.

          (g) All holders of record of shares of such series of Series Preferred Stock will be given written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, pursuant to this Section 5. Such notice need not be given in advance of any date fixed for automatic conversion pursuant to Subsections (a), (b), (c), (d) or (e) above or of any Mandatory Conversion Date (collectively, a "Conversion Date"). Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series

Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series Preferred Stock (or the records of the Corporation if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of the Series Preferred Stock to be converted shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Conversion Date, all rights with respect to the Series Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series Preferred Stock has been converted and payment of any declared but unpaid dividends thereon. Certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after any Conversion Date, and the surrender of the certificate or certificates for Series Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (h) All certificates evidencing shares of Series Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after a Conversion Date with respect to such shares, be deemed to have been retired and cancelled and the shares of Series Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series Preferred Stock accordingly.

     IN WITNESS WHEREOF, Ascent Pediatrics, Inc. has caused the certificate to be signed, under penalties of perjury, by Alan Fox, its President, and attested to by John G. Bernardi, its Vice President of Finance and Assistant Secretary, this 3rd day of February 1997.


                                       ASCENT PEDIATRICS, INC.



                                       By: /s/ Alan R. Fox
                                           -------------------------
                                           Alan R. Fox
                                           President



Attest:


/s/ John G. Bernardi
--------------------
John G. Bernardi
Vice President of Finance and
Assistant Secretary



[Seal]